News Release

Cenveo Announces First Quarter 2016 Results

Net Sales of $432.8 million in Q1 2016, up 0.7% from Q1 2015
Adjusted EBITDA of $35.0 million in Q1 2016, up 1.3% from Q1 2015
Announced Plans to Address 2017 Unsecured Debt Maturities
Sale of Packaging Business Closed in January 2016
Reiterates 2016 Guidance

STAMFORD, CT – (May 11, 2016) - Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended April 2, 2016 and earlier announced the launch of an exchange offer for all 11.5% unsecured notes maturing 2017 along with other capital structure solutions. The reported results for all periods presented exclude the operating results of our Packaging operating segment as well as our one top-sheet lithographic print operation, collectively referred to as our Packaging Business, as it has been classified in our condensed consolidated financial statements as discontinued operations.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"We are very pleased with our performance during the first quarter, in which we achieved organic revenue and Adjusted EBITDA growth compared to last year. Our envelope business continued to deliver margin expansion, and direct mail volumes remained strong. We also saw growth in our print business as our diversified product offerings drove year-over-year growth. We are also pleased with the significant progress that we have made in addressing our capital structure as evidenced by the extinguishment of over $44 million in debt during the recent quarter and the exchange offer announced this morning. We believe the closing of the exchange offer, combined with other capital structure solutions, will help achieve several of our short-term objectives. Those goals included extending our 2017 unsecured notes and ABL maturities, reducing our leverage and meaningfully improving our cash flow by reducing interest expense, all while maintaining or enhancing our liquidity and current operating performance."

Results of Operations Overview:
The Company generated net sales of $432.8 million for the three months ended April 2, 2016, compared to $429.7 million for the same period last year, an increase of 0.7%. The increase in net sales was driven by higher sales from direct mail envelope and commercial print products, partially offset by lower sales from our label operations.

Operating income was $17.0 million for the three months ended April 2, 2016, compared to operating income of $17.8 million for the same period last year, a decline of 4.4%. The decline was primarily due to restructuring charges related to our plans to exit our coating operations and the write down of an investment in our label segment, which were meaningfully offset by our improved operating performance within our envelope and commercial print businesses. Non-GAAP operating income was $23.5 million for the three months ended April 2, 2016, compared to income of $22.7 million for the same period last year. A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

For the three months ended April 2, 2016, the Company had income from continuing operations of $13.0 million, or $0.17 per diluted share, compared to a loss of $8.2 million, or $0.12 per diluted share, for the same period last year, on a GAAP basis. Income from continuing operations in 2016 was primarily driven by a $21.6 million gain recognized upon the extinguishment of $34.5 million of our 7% senior exchangeable notes due 2017 (the "7% Notes") and $10.0 million of our 11.5% senior notes due 2017 (the "11.5% Notes") during the quarter. Non-GAAP loss from continuing operations was $1.7 million, or $0.03 per diluted share, for the three months ended April 2, 2016, compared to a loss of $3.2 million, or $0.05 per diluted share, for the same period last year. A reconciliation of income (loss) from continuing operations to non-GAAP loss from continuing operations is presented in the attached tables.

Adjusted EBITDA was $35.0 million and $34.5 million for the three months ended April 2, 2016 and March 28, 2015, respectively. The increase over the prior year is primarily attributable to operating improvements in our envelope and print operations given higher sales volumes and prior year consolidation plans and cost actions. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Cash flow used in operating activities of continuing operations for the three months ended April 2, 2016 was $11.4 million, compared to a use of cash of $15.5 million for the same period last year. During the first quarter of 2016, this was primarily due to a use of cash of $24.2 million from working capital, resulting from the timing of interest payments on our long-term debt and timing of payments to our vendors, partially offset by a source of cash from accounts receivables due to the timing of collections from and sales to our customers, our operating performance and inventory management initiatives.

During the first quarter of 2016, we also completed the sale of our Packaging Business for cash proceeds of $94.6 million. Additionally, in the first quarter of 2016, we continued to address our capital structure by repurchasing a significant portion of our higher interest rate debt instruments. During the quarter, we repurchased $34.5 million of our 7% Notes, and $10.0 million of our 11.5% Notes. As a result of these repurchases, we recorded a total gain on early extinguishment of debt of $21.6 million. In addition, as a result of these strategic transactions, we utilized over $42.0 million of our federal net operating loss carryforwards.

Plans to Address our 2017 Maturities

On May 11, 2016, we announced a series of transactions that, if consummated, we believe will ultimately address our 2017 unsecured notes maturities, while amending and extending our current ABL facility. Additionally, these transactions will significantly improve our capital structure by extending our May 2017 unsecured notes maturities, lowering our annual cash interest payments, and reducing our overall debt leverage. These transactions include:

•
An offer to exchange our outstanding 11.5% unsecured notes for newly issued 6.000% Senior Unsecured Notes due 2024 (the “New Notes”) and warrants (the "Warrants") to purchase shares of our common stock at $1.50 per share for a total number of shares equivalent to 16.6% of our currently outstanding shares. To date, we have entered into support agreements with holders and affiliated holders of approximately 80% aggregate principal amount of the 11.5% Notes.  For each $1,000 principal amount of 11.5% Notes validly tendered, holders will receive $700 aggregate principal amount of the New Notes and a proportionate number of Warrants.

•
An agreement pursuant to which we would repurchase from a single seller no later than January 31, 2017, $37.5 million of our 7.0% senior exchangeable notes due 2017 against payment in cash of $600, along with accrued and unpaid interest, for each $1,000 principal amount thereof and warrants to purchase 3.3% of our currently outstanding shares.

•	An amendment and extension of our ABL facility (“ABL Amendment”), which would include a reduction in commitments from $240 million to $190 million and an extension of maturity to 2021.

•
An agreement to sell to a single purchaser at face value a new $50 million secured note with a 5.5 year maturity (with a springing maturity of May 2019 ahead of our 6.000% senior priority secured notes due 2019 under certain circumstances), bearing interest at 4.0% annually. Such new secured note would be junior to the ABL facility.

These announced transactions remain subject to, and conditional upon, the satisfaction or waiver of certain conditions. Please refer to our press release issued earlier today for additional details.

Robert G. Burton, Sr., Chairman and Chief Executive Officer concluded:
"As we enter the second quarter, we are encouraged by our operational results and progress over the last five quarters and also with our potential capital structure solutions. We will continue to look to improve our margins and cash flow generation as the year progresses. Our efforts to date this year put us in a position to achieve our 2016 financial goals and we reiterate our 2016 full year guidance. I look forward to updating our investors on our conference call tomorrow."

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, May 12, 2016 at 9:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Loss) (in thousands, except per share data) (unaudited)

	For the Three Months Ended
	April 2, 2016	March 28, 2015
Net sales	$432,761	$429,677
Cost of sales	361,911	358,783
Selling, general and administrative expenses	47,239	47,157
Amortization of intangible assets	1,607	1,868
Restructuring and other charges	4,990	4,069
Operating income	17,014	17,800
Interest expense, net	24,095	25,659
(Gain) loss on early extinguishment of debt, net	(21,613)	433
Other expense, net	554	168
Income (loss) from continuing operations before income taxes	13,978	(8,460)
Income tax expense (benefit)	958	(281)
Income (loss) from continuing operations	13,020	(8,179)
(Loss) income from discontinued operations, net of taxes	(1,817)	500
Net income (loss)	11,203	(7,679)
Other comprehensive income (loss):
Changes in pension and other employee benefit accounts, net of taxes	2,480	1,342
Currency translation adjustment, net	1,742	(1,330)
Total other comprehensive income	4,222	12
Comprehensive income (loss)	$15,425	$(7,667)

Income (loss) per share – basic:
Continuing operations	$0.19	$(0.12)
Discontinued operations	(0.02)	0.01
Net income (loss)	$0.17	$(0.11)

Income (loss) per share – diluted:
Continuing operations	$0.17	$(0.12)
Discontinued operations	(0.02)	0.01
Net income (loss)	$0.15	$(0.11)

Weighted average shares outstanding:
Basic	67,874	67,746
Diluted	82,927	67,746

CENVEO, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	For the Three Months Ended
	April 2, 2016	March 28, 2015
Cash flows from operating activities:
Net income (loss)	$11,203	$(7,679)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of discontinued operations, net of taxes	(659)	—
Loss (income) from discontinued operations, net of taxes	2,476	(500)
Depreciation and amortization, excluding non-cash interest expense	12,030	11,958
Non-cash interest expense, net	2,523	2,472
Deferred income taxes	933	(481)
Loss on sale of assets	56	684
Non-cash restructuring and other charges, net	4,517	2,491
(Gain) loss on early extinguishment of debt, net	(21,613)	433
Stock-based compensation provision	591	132
Other non-cash charges	631	437
Changes in operating assets and liabilities:
Accounts receivable	17,845	9,258
Inventories	5,585	(3,387)
Accounts payable and accrued compensation and related liabilities	(35,093)	(17,022)
Other working capital changes	(12,497)	(9,266)
Other, net	38	(5,065)
Net cash used in operating activities of continuing operations	(11,434)	(15,535)
Net cash (used in) provided by operating activities of discontinued operations	(5,802)	8,091
Net cash used in operating activities	(17,236)	(7,444)
Cash flows from investing activities:
Capital expenditures	(7,157)	(5,750)
Proceeds from sale of property, plant and equipment	5	573
Net cash used in investing activities of continuing operations	(7,152)	(5,177)
Net cash provided by (used in) investing activities of discontinued operations	94,560	(309)
Net cash provided by (used in) investing activities	87,408	(5,486)
Cash flows from financing activities:
Payment of financing-related costs and expenses and debt issuance discounts	—	(1,162)
Repayments of other long-term debt	(1,714)	(1,356)
Repayment of 11.5% senior notes due 2017	(4,725)	(15,776)
Repayment of 7% senior exchangeable notes	(17,680)	—
Purchase and retirement of common stock upon vesting of RSUs	—	(141)
Borrowings under ABL Facility due 2017	141,000	141,300
Repayments under ABL Facility due 2017	(186,200)	(111,100)
Net cash (used in) provided by financing activities of continuing operations	(69,319)	11,765
Net cash used in financing activities of discontinued operations	(8)	(116)
Net cash (used in) provided by financing activities	(69,327)	11,649
Effect of exchange rate changes on cash and cash equivalents	323	(873)
Net increase (decrease) in cash and cash equivalents	1,168	(2,154)
Cash and cash equivalents at beginning of period	7,785	14,593
Cash and cash equivalents at end of period	8,953	12,439
Less cash and cash equivalents of discontinued operations	—	(3,990)
Cash and cash equivalents of continuing operations at end of period	$8,953	$8,449

Cenveo, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	April 2, 2016	January 2, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,953	$7,785
Accounts receivable, net	236,038	254,042
Inventories	115,555	121,615
Prepaid and other current assets	38,812	44,620
Assets of discontinued operations - current	—	48,566
Total current assets	399,358	476,628

Property, plant and equipment, net	207,192	210,578
Goodwill	175,331	175,338
Other intangible assets, net	128,875	130,450
Other assets, net	19,291	24,070
Assets of discontinued operations - long-term	913	62,851
Total assets	$930,960	$1,079,915

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$108,553	$5,373
Accounts payable	165,887	200,120
Accrued compensation and related liabilities	31,101	31,961
Other current liabilities	69,080	86,703
Liabilities of discontinued operations - current	1,947	22,268
Total current liabilities	376,568	346,425

Long-term debt	1,011,446	1,203,250
Other liabilities	196,769	198,926
Liabilities of discontinued operations - long-term	—	1,153
Commitments and contingencies
Shareholders’ deficit:
Preferred stock	—	—
Common stock	679	679
Paid-in capital	372,237	371,646
Retained deficit	(925,031)	(936,234)
Accumulated other comprehensive loss	(101,708)	(105,930)
Total shareholders’ deficit	(653,823)	(669,839)
Total liabilities and shareholders’ deficit	$930,960	$1,079,915

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (unaudited)

	For the Three Months Ended
	April 2, 2016	March 28, 2015

Operating income	$17,014	$17,800
Integration, acquisition and other charges	918	734
Stock-based compensation provision	591	132
Restructuring and other charges	4,990	4,069
Non-GAAP operating income	$23,513	$22,735

Cenveo, Inc. and Subsidiaries
Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Loss from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	April 2, 2016	March 28, 2015

Income (loss) from continuing operations	$13,020	$(8,179)
Integration, acquisition and other charges	918	734
Stock-based compensation provision	591	132
Restructuring and other charges	4,990	4,069
(Gain) loss on early extinguishment of debt, net	(21,613)	433
Income tax expense (benefit)	365	(419)
Non-GAAP loss from continuing operations	$(1,729)	$(3,230)

Income (loss) per share – diluted:
Continuing operations	$0.19	$(0.12)
Integration, acquisition and other charges	0.01	0.01
Stock-based compensation provision	0.01	—
Restructuring and other charges	0.08	0.06
(Gain) loss on early extinguishment of debt, net	(0.32)	0.01
Income tax expense (benefit)	—	(0.01)
Non-GAAP loss from continuing operations	$(0.03)	$(0.05)

Weighted average shares - diluted [1]	67,874	67,746

1 - On a GAAP basis, for the three months ended April 2, 2016, there are 82,927 weighted average shares outstanding, fully diluted.

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) (unaudited)

	For the Three Months Ended
	April 2, 2016	March 28, 2015

Net income (loss)	$11,203	$(7,679)
Interest expense, net	24,095	25,659
Income tax expense (benefit)	958	(281)
Depreciation	10,423	10,090
Amortization of intangible assets	1,607	1,868
Integration, acquisition and other charges	918	734
Stock-based compensation provision	591	132
Restructuring and other charges	4,990	4,069
(Gain) loss on early extinguishment of debt, net	(21,613)	433
Loss (income) from discontinued operations, net of taxes	1,817	(500)
Adjusted EBITDA, as defined	$34,989	$34,525

###

In addition to results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"), we use certain non-GAAP financial measures, including organic revenue growth, Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, gain on bargain purchase, restructuring and other charges, loss on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges, impairment of intangible assets, gain on bargain purchase, loss on early extinguishment of debt, net, and income from discontinued operations, net of taxes. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from the sale of plant, property and equipment. Organic revenue growth is defined as the growth in net sales, after adjusting for the estimated impact of acquisitions. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations, operating income to non-GAAP operating income, and net loss to Adjusted EBITDA is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin and adjusted free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our diverse base of customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could materially adversely affect our financial condition, liquidity and ability to service or refinance our debt, and prevent us from fulfilling our business obligations; (iii) our ability to pay the principal of, or to reduce or refinance, our outstanding indebtedness depends on many factors; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) any failure, interruption or security lapse of our information technology systems; (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards; and (xviii) there can be no assurances that any of our exchange offer launched today, our agreement to repurchase outstanding senior exchangeable notes, the proposed amendment and extension of our ABL facility or our agreement to issue and sell a new $50 million note will be consummated as contemplated or, if consummated, will achieve in whole or in part the intended benefits and goals. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com, particularly those updated risk factors and other disclosure expressly related to the matters covered in clause (xviii) above that are included in our Form 8-K filed today with the SEC.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.